Exhibit 99.1

AITX Surges 57% in Revenue and 80% in Gross Profit for Q1 FY 2026 vs Q1 FY 2025, Closes in on Profitability

Strong Start to FY 2026 with Record Gross Profit and Accelerated High-Value Deployments

Detroit, Michigan, July 16, 2025 - Artificial Intelligence Technology Solutions, Inc., (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, today announced its financial results for the first quarter of fiscal year 2026 (Q1 FY 2026), as reported in its 10-Q filing for the period ended May 31, 2025. The results reflect continued strong revenue and gross profit growth, driven by increasing deployments of higher-value units and a growing base of recurring revenue. The Company also reaffirmed its expectation to report net profitability in Q2 FY 2026 and achieve operational positive cash flow near the end of its fiscal third quarter (Sept/Oct/Nov).

$AITX

Revenue and Gross Profit Surge, Path to Profitability is Clear

AITX

Financial Highlights

Revenue Growth: For the three months ended May 31, 2025, AITX reported revenues of $1,854,837, representing a 57% increase compared to $1,182,800 in the prior year period.

Rental Revenue Growth: Revenue from rental activities increased 66% year over year to $1,627,286, driven by continued deployment of higher-value units.

Goods and Services Revenue: Revenue from goods and services totaled $227,551 for the quarter, an increase of 11% compared to $202,264 in the same period of the prior year.

Gross Profit Growth: Gross profit reached $1,233,501 for the quarter, an increase of 80% compared to $685,334 in the same period of the prior year.

Unit Deployments: 76 new devices were deployed during the quarter. While this figure is lower than the prior year's comparable period, deployments in Q1 FY 2026 consisted of higher-value units contributing to the increased rental revenue.

Debt Settlement Agreement: The Company negotiated a favorable settlement to eliminate $4.79 million in debt, with a $4.37 million gain expected to be recorded in Q2 FY 2026. This is anticipated to support reporting net profitability for Q2 FY 2026.

Operational and Strategic Updates

The Company's 66% year-over-year quarter growth in rental revenue was driven by continued deployments of higher-value devices, led by the RIO™ 360 solar-powered security tower. A total of 76 new units were deployed during the quarter, reflecting a strategic shift toward higher per-unit revenue compared to the prior year period.

During the quarter, the Company finalized a settlement agreement with a lender to eliminate approximately $4.79 million in debt. The settlement, requiring a total payment of $420,000, of which $200,000 has been paid, is expected to be completed in Q2 FY 2026, ending August 31, 2025. Upon completion, the Company expects to recognize a gain on debt settlement of approximately $4.37 million. This gain will be reflected in the upcoming quarter's financial results and is expected to contribute to reporting net profitability for Q2 FY 2026.

The Company reaffirmed its expectation of achieving operational positive cash flow in or shortly after Q3 FY 2026, with Q3 being the period from September through November 2025. This milestone is anticipated as recurring monthly revenue continues to grow and operational efficiencies are realized.

"I'm pleased that we are consistently producing improved results. Furthermore, we are making progress reducing debt, and its related interest expense, with more debt reductions beyond the $4.79 million debt we expect to be settled in this current quarter. These are important steps on the way to total profitability. It's thrilling that this current quarter we expect to show an overall net profit but we're laser focused on increased sales so we can achieve the milestone of operational positive cash flow," said Steve Reinharz, CEO, CTO and founder of AITX. "We remain excited for the expected revenue gains from ROAMEO™ deployments throughout the rest of the year as well."

Outlook

The Company anticipates continued expansion across its core markets, including healthcare, education, logistics, and critical infrastructure. Management believes that growing demand for its AI-driven autonomous solutions, combined with the favorable debt settlement completed in Q2, positions AITX to enter calendar year 2026 with strong financial momentum, operational stability, and a clear path to consistent positive cash flow.

The Company invites investors and interested parties to review its corporate profile, available at www.aitx.ai/request-aitx-company-profile/.

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD-I), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD-I solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD-I delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD-I technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD-I, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Steve Reinharz

949-636-7060
@SteveReinharz

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/